UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2008

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

See Item 2.06 below.

Item 2.06: Material Impairments.

Pursuant to FASB Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, and Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company performed an annual impairment analysis of its goodwill and intangible assets associated with its Quality of Experience (QOE) reporting unit. On August 14, 2008, the Company concluded that the current carrying value of the goodwill and intangible assets associated with this reporting unit was impaired.

The Company’s estimate is that the goodwill and intangible asset impairment charges will be approximately $14.4 million. These impairment charges will be recorded in the Company’s consolidated financial statements as of and for the fiscal quarter and year ended June 29, 2008.

The Company will not be required to make any current or future cash expenditures as a result of these impairment charges.

Also on August 14, 2008, we issued a press release that discusses this non-cash impairment charge. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01:  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)       Exhibits.

The following exhibits are filed with this Form 8-K:

99.1      Press Release dated August 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 14, 2008.	By:	/s/ William Slater
William Slater
Chief Financial Officer and Secretary